Exhibit 99.2

Supernus to Present at Two November Healthcare Conferences

ROCKVILLE, Md., November 12, 2019 -- Supernus Pharmaceuticals, Inc. (Nasdaq: SUPN), a pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system (CNS) diseases, today announced that the Company's management will present a Company overview and update, as well as host investor meetings, at the following November conferences:

Stifel 2019 Healthcare Conference
Date:	November 19, 2019
Time:	1:50 p.m. ET
Place:	Lotte New York Palace Hotel, New York

Jefferies 2019 London Healthcare Conference
Date:	November 21, 2019
Time:	2:40 p.m. GMT / 9:40 a.m. ET
Place:	Waldorf Hilton, London, UK

Investors interested in arranging a meeting with the Company's management during these conferences should contact the respective conference coordinators.
A live webcast of the presentations can be accessed by visiting ‘Events & Presentations’ in the Investor Relations section on the Company's website at www.supernus.com. An archived replay of these webcasts will be available for 60 days on the Company's website after the respective conferences.
About Supernus Pharmaceuticals, Inc.

Supernus Pharmaceuticals, Inc. is a pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system (CNS) diseases. The Company currently markets Trokendi XR® (extended-release topiramate) for the prophylaxis of migraine and the treatment of epilepsy, and Oxtellar XR® (extended-release oxcarbazepine) for the treatment of epilepsy. The Company is also developing several product candidates to address large market opportunities in the CNS market, including SPN-812 for the treatment of ADHD and SPN-604 for the treatment of bipolar disorder.
CONTACTS:

Jack A. Khattar, President and CEO
Gregory S. Patrick, Senior Vice President and CFO
Supernus Pharmaceuticals, Inc.
Tel: (301) 838-2591

or

INVESTOR CONTACT:
Peter Vozzo
Westwicke, an ICR Company
Office: (443) 213-0505
Mobile: (443) 377-4767
Email: peter.vozzo@westwicke.com